                                LNB Bancorp, Inc.

                               Exhibit to Form 10-Q

                     (For the six months ended June 30, 1996)

                           S - K Reference Number (10b)


                 Supplemental Retirement Agreement by and between Thomas P. Ryan and The Lorain National Bank dated
                                 July 30, 1996.


                 Note: The Employment Agreement referred to in Section 1.
                       of this contract was filed as Exhibit (10c) to the 1995 third quarter report on Form 10-Q of LNB Bancorp, Inc.

DPB/cf
7/26/96

                  SUPPLEMENTAL RETIREMENT AGREEMENT

                          FOR THOMAS P. RYAN

        THIS AGREEMENT, made and entered into this 30th day of July, 1996, by and between LORAIN NATIONAL BANK (hereinafter referred to as the "Bank"), a national banking association organized and existing under the laws of the United States, whose principal place of business is Lorain, Ohio, and THOMAS P. RYAN (hereinafter referred to as the "Executive").

        WHEREAS, the Executive has rendered valuable services to the Bank for many years and it is the desire of the Bank to provide him with certain Supplemental Retirement Benefits in addition to the retirement benefits provided to him under the Lorain National Bank Retirement Pension Plan; and

        WHEREAS, the Executive has performed his duties in a capable and efficient manner, resulting in substantial growth and progress to the Bank; and

        WHEREAS, the Bank desires to retain the services of the Executive, and realizes that if the Executive were to leave the Bank it could suffer a substantial financial loss; and

        WHEREAS, the Executive is willing to continue in the employ of the Bank if the Bank will agree to pay certain benefits in accordance with the provisions and conditions hereinafter set forth; and

        WHEREAS, it is understood and agreed that this Agreement is to be effective as of June 4, 1996; and

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   Employment of the Executive
     ---------------------------

        The Executive shall continue to perform duties for the Bank in such senior executive capacity as its Board of Directors may designate from time to
time.    The Executive's  employment  shall  continue until terminated pursuant to Employment Agreement entered into between Bank and Executive, dated September 11, 1995. The Executive shall devote his best efforts to the performance of his duties for the Bank.

2.   Compensation
     ------------

        The Executive shall be compensated for the performance of his duties as provided for in the above referred to Employment Agreement.

3.   Supplemental Retirement Benefit
     -------------------------------

        If the Executive's employment with the Bank should cease for any reason other than discharge for cause (as hereinafter defined) or a retirement prior to April 1, 2000, the Executive or his beneficiary, as the case may be, shall be entitled to receive the Supplemental Retirement Benefit or a form thereof.

        (a)  Normal Retirement
             -----------------

        If the Executive remains in the continuous employ of the Bank and retires from active employment with the Bank on or after April 1, 2003, the Executive and/or his beneficiary will be entitled to receive a Supplemental Retirement Benefit which when added to the Executive's pension benefits and social security benefits would equal seventy percent (70%) of the Executive's Lorain National Bank compensation for the full calendar year of employment preceding Executive's retirement as reflected on the Executive's W-2 Federal Income Tax Statement for such year and payable each year for a ten (10) year period commencing one (1) month after Executive's retirement date. The Supplemental Retirement Benefit shall be paid annually or ratably in twelve (12) equal monthly installments each year during the ten (10) year period as the Executive or his beneficiary may elect.

        (b)  Early Retirement
             ----------------

        In the event the Executive retires prior to April 1, 2003, the Executive and/or his beneficiary shall be entitled to receive an applicable percentage of the aforementioned Supplemental Retirement Benefit. The applicable percentage for the corresponding early retirement ages are as follows:

        Early
        Retirement               Applicable
        Ages                     Percentage
        ----------               ----------
        57-61                    0%
        62                       25% of the full benefit (70%)
        63                       50% of the full benefit (70%)
        64                       75% of the full benefit (70%)

        The corresponding benefits will be paid on a per year basis payable over a ten (10) year period.

        (c)  Disability Benefit
             ------------------

        If the Executive should become disabled while employed by the Bank and prior to reaching age sixty-five (65), the Executive will be eligible to receive his Supplemental Retirement Benefit commencing at age 65, as if he had retired on or after April 1, 2003.

        (d)  Death Benefit
             -------------

        In the event the Executive should die after having established eligibility for benefits (based on meeting either the early or normal retirement age requirements) set forth under this Agreement, any amounts due or remaining to be paid shall be paid to such beneficiary or beneficiaries as the Executive may have designated by filing with the Bank a notice in writing in a form acceptable to the Bank. In the absence of any such designation, such unpaid amounts shall be paid to the Executive's surviving spouse, or, if the Executive should die without a spouse surviving, to the Executive's estate.

        (e)  Discharge Without Cause
             -----------------------

        If the Executive is discharged without cause, the Executive shall be entitled to receive the Supplemental Retirement Benefit equal to the corresponding amount as if he had retired on or after April 1, 2003. Supplemental retirement benefit payments shall commence to be paid to Executive at such time as Executive elects to begin receiving pension benefits and shall be based upon Executive's compensation for the last full calendar year of employment preceding Executive's discharge as reflected on Executive's W-2 Federal Income Tax Statement for such year.

        Executive shall be under no obligation to elect to receive Social Security benefits at any specific time during the Agreement term.

        For purposes of this Agreement, Executive's pension benefit offset shall be calculated as though payable as a single life annuity for Executive's life expectancy.

        For purposes of this Agreement, the term "discharge for cause" shall mean a termination of the Executive's employment by reason of his commission of any material act of dishonesty during his employment, or breach of the terms of his Employment Agreement, which, in the good faith opinion of the Board of Directors of the Bank, adversely affects the interests of the Bank or his conviction by a court of last resort of a felony involving moral turpitude committed during his employment.

        For the purposes of this Agreement, the term "permanent disability" shall mean physical or mental impairment which prevents the Executive from engaging in further employment by the Bank as a senior executive on a full time basis and which, on the basis of medical evidence satisfactory to the Board of Directors, is expected to continue for a period of six (6) months.

        It is intended that the events which shall give rise to an entitlement on the part of the Executive or his beneficiary to receive the Supplemental Retirement Benefit or a form thereof shall include:

        (i)   The normal retirement of the Executive on or after April 1, 2003.

        (ii)  The early retirement of the Executive on or after April 1, 2000.

        (iii) The permanent disability of the Executive.

        (iv)  The death of the Executive after reaching early retirement age.

        (v)   Discharge of the Executive without cause.

4.   Non-alienation of Benefits
     --------------------------

        The right of the Executive, or any other person, to the payment of benefits under this Agreement shall not be assigned, transferred, pledged or encumbered, any attempt to do so shall be void.

5.   Executive's Rights Under This Agreement to be Those of an Unsecured
     -------------------------------------------------------------------
Creditor of the Bank
- --------------------

        The rights of the Executive under this Agreement, and of any beneficiary of the Executive, shall be solely those of an unsecured creditor of the Bank. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Bank and the Executive or his beneficiaries. Any funds, insurance contracts or other assets of the Bank, whether designated by the Bank to provide the benefits contemplated herein or not, shall at all times continue to be a part of the general funds of the Bank and no person other than the Bank shall, by virtue of this Agreement, have any interest in such funds or assets.

6.   General Provisions
     ------------------

        This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provisions hereof restrict the right of the Bank to terminate the Executive's services or restrict the right of the Executive to terminate his services.

        The Board of Directors shall have the full power and authority to interpret, construe and administer this Agreement, and all actions taken by the Board of Directors in good faith shall be binding and conclusive on all persons concerned. No member of the Board of Directors shall be liable to any person or any action taken or omitted in connection with the interpretation or administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

        This Agreement shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

        This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

        IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his hand as of the date first above written.

IN THE PRESENCE OF:

                                   BANK
                                   LORAIN NATIONAL BANK:


/s/ Paulette Mager                 BY: /s/ J. F. Kidd
- ------------------------------        --------------------
/s/ Denise DeVito                          President
- ------------------------------

                                   EXECUTIVE

/s/ Paulette Mager                 /s/ Thomas P. Ryan
- ------------------------------     -----------------------
/s/ Denise DeVito                  Thomas P. Ryan
- ------------------------------